SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Cutera, Inc.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC

Voce Catalyst Partners LP

Voce Capital LLC

J. Daniel Plants

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On May 11, 2023, Voce Capital Management LLC (“Voce”) issued the following press related to Cutera, Inc. (the “Company”), which Voce, together with the other participants in its solicitation of stockholders of the Company, has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission in connection with the Company’s June 9, 2023 special meeting of stockholders (the “Special Meeting”), to be used to solicit votes for certain proposals made by J. Daniel Plants and David H. Mowry.

On May 11, 2023, Voce terminated its proxy solicitation and will not vote any further proxies received from stockholders of the Company on the BLUE proxy card at the Special Meeting. Previously received BLUE proxies will be delivered to the Company and voted as instructed.  Stockholders who wish to vote on the proposals to be considered at the Special Meeting should vote on the Company’s proxy card.

Exhibit 1

Voce Capital Provides Update on Cutera Special Meeting

SAN FRANCISCO – May 11, 2023 – Voce Capital Management LLC (“Voce”), owner of approximately 6.1% of the outstanding shares of Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), provided the following update on its intentions regarding Cutera’s special meeting of shareholders (the “Special Meeting”), scheduled for June 9, 2023.

Voce issued the following statement:

“Given the recent agreement entered into by Cutera’s Special Committee to transfer majority control of the Board to two shareholders in exchange for their votes at the Special Meeting, we no longer believe the Special Meeting pathway – which always had a higher voting threshold than an annual meeting – remains a viable option. As a result, we will not pursue our campaign at the June 9 Special Meeting.

That said, we believe the recent actions by the Entrenched Directors, who comprise the Special Committee, continue to exhibit a pattern of self-interest and repeated violations of their fiduciary duties. We are therefore evaluating all options available to us to safeguard the best interests of Cutera shareholders.”

Accordingly, Voce has terminated its proxy solicitation and will not vote any further proxies received from shareholders of the Company on the BLUE proxy card at the Special Meeting.

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Forward-Looking Statements

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Voce Capital Management LLC (“Voce Capital Management”) believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Voce Capital Management or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in the Company’s public filings. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Voce Capital Management does not undertake any obligation to update or revise any forward-looking information or statements.

Funds managed by Voce Capital Management currently beneficially own shares of the Company. These funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Consequently, Voce Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Voce Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Voce Capital Management, concentration of positions in the portfolios managed by Voce Capital Management, conditions in the securities markets and general economic and industry conditions. Voce Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Media Contact

Longacre Square Partners

Dan Zacchei / David Reingold

dzacchei@longacresquare.com / dreingold@longacresquare.com

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com

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